SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  July 29, 2005




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      Results of Operations and Financial Condition
               ---------------------------------------------

               On July 29, 2005, Citizens Communications Company, issued a press release. A copy of the press release is attached hereto as
               Exhibit 99.1.

               The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


ITEM 9.01      Financial Statements and Exhibits
               ---------------------------------

               (c) Exhibits

               99.1 Press release of Citizens Communications Company released July 29, 2005 announcing 2005 2nd Quarter Results.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------
                             Jerry Elliott
                             Executive Vice President and
                             Chief Financial Officer

Date: July 29, 2005

                                                   Exhibit 99.1


                                                   Citizens Communications
                                                   3 High Ridge Park
                                                   Stamford, CT 06905
                                                   203.614.5600
                                                   Web site: www.czn.net


Contacts:
Brigid M. Smith                     Michael A. Zarrella
Assistant Vice President            Vice President
Corporate Communications            Corporate Development
203.614.5042                        203.614.5179
bsmith@czn.com                      mzarrell@czn.com

                         Citizens Communications Reports
            2005 Second-Quarter Results; Declares Quarterly Dividend

Stamford,  Conn.,  July 29, 2005 --  Citizens  Communications  (NYSE:CZN)  today reported second quarter 2005 consolidated revenues of $531.8 million; consolidated operating income of $146.9 million; and consolidated net income of $44.6 million.

Second quarter 2005 revenue from the company's ILEC operations was $492.8 million, a decrease from $499.5 million in the second quarter of 2004. The decrease is due primarily to a reserve for state earnings limitations, fewer access lines, lower access service revenues and reduced long distance revenue. Growth in data and enhanced service revenues partially offset the decreases. Data service revenues increased 26.1 percent compared to the second quarter of 2004.

The company's revenue generating units (which consists of access lines and high speed internet subscribers) increased almost 1% from a year ago as the company added 24,500 high speed internet customers during the quarter and had 267,300 high speed data subscribers at June 30, 2005. The number of the company's high speed internet subscribers has increased by more than 103,000 or 63% from a year ago. The company's access line count decreased 23,000 lines during the quarter.

ILEC operating income for the second quarter of 2005 was $142.1 million and operating income margin was 28.8 percent, compared to $125.1 million and 25.0 percent in the second quarter of 2004. Capital expenditures for the ILEC were $57.0 million for the second quarter of 2005.

Free cash flow increased 30 percent to $138.1 million during the second quarter of 2005. The company's dividend represents a payout of 58.8 percent of free cash flow for the first six months of 2005.

During the second quarter, the company repurchased $18.6 million of stock at an average price of $13.28 per share and exchanged $50 million of debt due in 2006 for debt that matures in 2031.

The company's next regular quarterly cash dividend of $0.25 per share will be paid on September 30, 2005 to shareholders of record on September 9, 2005.


                                    --MORE --

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between free cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions; and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

                                    --MORE --

About Citizens Communications
More information about Citizens can be found at www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###


TABLES TO FOLLOW

                         Citizens Communications Company
                         Consolidated Financial Data (1)
                                   (unaudited)


                                                            For the quarter ended                 For the six months ended
                                                                 June 30,               %               June 30,               %
                                                         -------------------------                -----------------------
(Amounts in thousands - except per-share amounts)           2005          2004        Change         2005        2004        Change
                                                         -------------------------------------    ----------------------------------

Income Statement Data (2)
  Revenue                                                 $ 531,798     $ 537,796      -1%      $1,069,021    $ 1,090,107        -2%
  Cost of services (exclusive of depreciation and
    amortization)                                            43,698        46,710      -6%          94,716        102,260        -7%
  Other operating expenses                                  201,069       208,032      -3%         400,252        416,261        -4%
  Management succession and strategic alternatives
  expenses                                                        -        10,392    -100%               -         14,774      -100%
  Stock based compensation                                    2,116         2,728     -22%           4,381          5,917       -26%
  Depreciation and amortization                             138,018       143,920      -4%         277,663        287,283        -3%
  Operating income                                          146,897       126,014      17%         292,009        263,612        11%
  Investment and other income                                 1,208         5,208     -77%           5,981         30,503       -80%
  Interest expense (includes interest on convertible
    debt)                                                    84,083        97,652     -14%         167,868        195,433       -14%
  Income tax expense                                         19,438        11,098      75%          45,111         34,803        30%
Income from discontinued operations, net of tax                   -         1,320    -100%           2,207          2,781       -21%
Net income attributable to common shareholders               44,584        23,792      87%          87,218         66,660        31%

Weighted average shares outstanding                         340,389       284,782      20%         339,484        284,378        19%

Basic net income per share attributable to common
   shareholders (3)                                       $    0.13     $    0.08      63%      $     0.26    $      0.23        13%

Other Financial Data
Total capital expenditures                                $  62,120     $  78,103     -20%      $  114,303    $   132,642       -14%
Free cash flow (4)                                          138,131       106,400      30%         291,044        242,385        20%

(1) Our conferencing business was sold on March 15, 2005. Prior periods have been restated to present our conferencing business as discontinued operations.
(2) Our Vermont distribution facilities were sold on April 1, 2004. This sale affects the comparability of data presented.
(3) Calculated based on weighted average shares outstanding.
(4) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.

                         Citizens Communications Company
                        Financial and Operating Data (1)
                                   (unaudited)

                                                        For the quarter ended                   For the six months ended
                                                             June 30,                 %                 June 30,               %
                                                      ---------------------------              --------------------------
(Dollars in thousands, except operating data)            2005            2004       Change         2005           2004       Change
                                                      --------------------------------------    ------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Access services                                    $  152,152    $   155,224        -2%     $  309,474     $  316,707       -2%
     Local services                                        205,751        213,417        -4%        415,737        426,159       -2%
     Long distance services                                 42,337         45,546        -7%         86,088         92,877       -7%
     Data services                                          42,392         33,624        26%         81,000         65,298       24%
     Directory services                                     28,541         28,201         1%         56,504         55,675        1%
     Other                                                  21,598         23,482        -8%         43,211         45,589       -5%
        ILEC revenue                                       492,771        499,494        -1%        992,014      1,002,305       -1%
     Electric Lightwave                                     39,027         38,302         2%         77,007         78,067       -1%
Total revenue                                              531,798        537,796        -1%      1,069,021      1,080,372       -1%

Expenses
     Network access expense                                 43,698         46,710        -6%         94,716         96,737       -2%
     Other operating expenses                              201,069        207,013        -3%        400,252        409,728       -2%
     Management succession and strategic alternatives
       expenses                                                  -         10,392      -100%              -         14,774     -100%
     Stock based compensation                                2,116          2,728       -22%          4,381          5,917      -26%
     Depreciation and amortization                         138,018        143,920        -4%        277,663        287,283       -3%
Total expenses                                             384,901        410,763        -6%        777,012        814,439       -5%

Operating Income
     ILEC                                               $  142,135    $   125,076        14%     $  286,575     $  261,586       10%
     ELI                                                     4,762          1,957       143%          5,434          4,347       25%

Other Financial and Operating Data
     ILEC capital expenditures                          $   57,013    $    73,535       -22%     $  104,338     $  126,312      -17%
     ELI capital expenditures                                5,089          4,397        16%          9,890          6,159       61%
     ILEC depreciation and amortization                    131,711        137,975        -5%        265,077        275,503       -4%
     ELI depreciation and amortization                       6,307          5,945         6%         12,586         11,780        7%


     ILEC access lines                                   2,275,465      2,362,285        -4%      2,275,465      2,362,285       -4%
     High-speed internet subscribers                       267,270        164,184        63%        267,270        164,184       63%
     ILEC switched access minutes of use (in millions)       2,830          2,917        -3%          5,712          5,917       -3%
     ILEC average monthly revenue per average RGU (2)   $    64.62    $     66.02        -2%     $    65.14     $    66.37       -2%

(1)  See footnote (1) on the first page.
(2)  RGUs are access lines plus high-speed internet subscribers.

                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                For the quarter ended                          For the six months ended
                                                     June 30,                   %                      June 30,                  %
                                            ------------------------------                 -------------------------------
 (Dollars in thousands)                          2005             2004         Change           2005              2004        Change
                                            -------------------------------------------    -----------------------------------------

GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                              $ -          $     -            -              $ -           $ 9,735      -100%
Gas, electric energy and fuel oil purchased            -                -            -                -             5,523      -100%
Other operating expenses                               -            1,019        -100%                -             6,533      -100%
Operating income (loss)                                -           (1,019)       -100%                -            (2,321)     -100%

(1)  See footnote (2) on the first page.


                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)


(Amounts in thousands)

                                                               (unaudited)
                                                              June 30, 2005        December 31, 2004
                                                           ---------------------  --------------------
                               ASSETS
                               ------

Current assets:
    Cash and cash equivalents                                       $   368,772           $   167,463
    Accounts receivable and other current assets                        246,432               279,295
    Assets of discontinued operations                                         -                24,122
                                                           ---------------------  -------------------
      Total current assets                                              615,204               470,880

Property, plant and equipment, net                                    3,234,734             3,335,850

Other long-term assets                                                2,771,359             2,861,689
                                                           ---------------------  -------------------
           Total assets                                             $ 6,621,297           $ 6,668,419
                                                           =====================  ===================

                       LIABILITIES AND EQUITY
                       ----------------------

Current liabilities:
    Long-term debt due within one year                              $   175,973           $     6,380
    Accounts payable and other current liabilities                      382,968               410,405
    Liabilities of discontinued operations                                    -                   735
                                                           ---------------------  -------------------
      Total current liabilities                                         558,941               417,520

Deferred income taxes and other liabilities                             673,454               621,661
Long-term debt                                                        4,070,712             4,266,998
Shareholders' equity                                                  1,318,190             1,362,240
                                                           ---------------------  -------------------
          Total liabilities and equity                              $ 6,621,297           $ 6,668,419
                                                           =====================  ===================


(1) See footnote (1) on the first page.


                    Citizens Communications Company
               Condensed Consolidated Cash Flow Data (1)
                              (unaudited)

(Amounts in thousands)
                                                                         For the six months ended June 30,
                                                                        ------------------------------------
                                                                              2005               2004
                                                                        -----------------  -----------------

Income from continuing operations                                          $  85,011          $  63,879
Adjustments to reconcile income from continuing operations to net cash provided by continuing operating activities:
     Depreciation and amortization                                           277,663            287,283
     Gain on expiration/settlement of customer advances                         (668)           (25,345)
     Loss on debt exchange                                                     3,175                -
     Stock based compensation                                                  4,381              5,917
     Other                                                                    46,607             32,486
                                                                        -------------    ---------------
Net cash provided by continuing operating activities                         416,169            364,220

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses                   24,195             13,992
     Securities sold                                                           1,112                -
     Capital expenditures                                                   (114,303)          (132,642)
     Other assets (purchased) distributions received, net                     (1,775)               -
                                                                        -------------    ---------------
Net cash used by investing activities                                        (90,771)          (118,650)

Cash flows from financing activities:
     Long-term debt payments                                                  (5,924)           (99,783)
     Issuance of common stock                                                 24,953             13,121
     Dividends paid                                                         (171,022)               -
     Shares repurchased                                                      (14,587)               -
     Other                                                                    (1,645)            (1,860)
                                                                        -------------    ---------------
Net cash used by financing activities                                       (168,225)           (88,522)

Cash provided (used) by discontinued operations                               44,136               (360)

Increase in cash and cash equivalents                                        201,309            156,688
Cash and cash equivalents at January 1,                                      167,463            583,671
                                                                        -------------    ---------------

Cash and cash equivalents at June 30,                                      $ 368,772          $ 740,359
                                                                        =============    ===============

Cash paid during the period for:
     Interest                                                              $ 143,436          $ 204,292
     Income taxes                                                          $     838          $   1,126

(1)  See footnote (1) on the first page.


                                                                                                                         Schedule A

Reconciliation of Non-GAAP Financial Measures (1)

                                                                 For the quarter ended June 30,    For the six months ended June 30,
                                                                 ------------------------------    ---------------------------------
(Amounts in thousands)                                               2005              2004              2005               2004
                                                                 ---------------   ------------    ----------------    -------------

Net Income from Continuing Operations to Free Cash Flow ;
---------------------------------------------------------
   Net Cash Provided by Continuing Operating Activities
   ----------------------------------------------------

Net income from continuing operations                              $ 44,584           $ 22,472            $ 85,011         $ 63,879

Add back:
   Depreciation and amortization                                    138,018            143,920             277,663          287,283

   Income tax expense                                                19,438             11,098              45,111           34,803

   Management succession and strategic alternatives expenses              -             10,392                   -           14,774

   Stock based compensation                                           2,116              2,728               4,381            5,917

Subtract:
   Cash paid for income taxes                                         2,697                899                 838            1,126

   Investment and other income                                        1,208              5,208               5,981           30,503

   Capital expenditures                                              62,120             78,103             114,303          132,642

                                                                 -----------        -----------         -----------       ----------
Free cash flow                                                      138,131            106,400             291,044          242,385

Add back:
   Deferred income taxes                                             20,892             21,316              46,001           42,307

   Non-cash (gains)/losses, net                                       8,400             11,917              10,255           (5,219)

   Investment and other income                                        1,208              5,208               5,981           30,503

   Cash paid for income taxes                                         2,697                899                 838            1,126

   Capital expenditures                                              62,120             78,103             114,303          132,642

Subtract:
   Changes in current assets and liabilities                            628             40,831               2,761           24,030

   Income tax expense                                                19,438             11,098              45,111           34,803

   Management succession and strategic alternatives expenses              -             10,392                   -           14,774

   Stock based compensation                                           2,116              2,728               4,381            5,917

                                                                 -----------        -----------         -----------       ----------
Net cash provided by continuing operating activities               $211,266           $158,794            $416,169         $364,220
                                                                 ===========        ===========         ===========       ==========

(1)  See footnote (1) on the first page.